UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1023 Cherry Road, Memphis, Tennessee		38117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2014, Wright Medical Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMMS, LLC, a Utah limited liability company and direct wholly-owned subsidiary of the Company (“Merger Sub”), OrthoPro, L.L.C., a Utah limited liability company (“OrthoPro”), and OP CHA, Inc., solely in its capacity as agent for the OrthoPro security holders, pursuant to which Merger Sub will merge with and into OrthoPro, with OrthoPro continuing as the surviving entity and a wholly-owned subsidiary of the Company. The merger is expected to be completed in the first quarter of 2014.

The initial purchase price for the transaction is $32.5 million payable in cash, subject to certain adjustments set forth in the Merger Agreement. In addition, the Company will also pay up to $3.5 million upon the achievement of certain revenue milestones. The Merger Agreement contains customary representations, warranties, covenants and indemnities. The closing of the merger is subject to various customary conditions.

Also on January 30, 2014, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Solana Surgical, LLC (“Solana”), a California limited liability company and Winter Solstice LLC, an direct wholly-owned subsidiary of the Company, pursuant to which Winter Solstice LLC merged with and into Solana with Solana continuing as the surviving entity and a wholly-owned subsidiary of the Company.

The initial purchase price for the transaction is an aggregate of $90 million, comprised of approximately $42.4 million in common stock and $47.6 million in cash. The closing occurred on January 30, 2014.

The foregoing descriptions of the Merger Agreement and the Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition.

The information disclosed under Item 1.01 pertaining to the acquisition by the Company of Solana Surgical, Inc. is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On January 30, 2014, in connection with the closing of the Company’s acquisition of Solana, the Company issued 1,365,864 shares of common stock to members of Solana in reliance on Section 4(a)(2) of the Securities Act of 1933.

Item 7.01	Regulation FD Disclosure.

On January 30, 2014, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2014, by and among Wright Medical Group, Inc., WMMS, LLC, OrthoPro, L.L.C. and OP CHA, Inc., as Company Holders’ Agent.†

2.2	Agreement and Plan of Merger, dated as of January 30, 2014, by and among Wright Medical Group, Inc., Winter Solstice LLC, Solana Surgical, LLC, and Alan Taylor, as Members’ Representative. †

99.1	Press Release of Wright Medical Group, Inc. dated January 30, 2014.

†	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Lance A. Berry
Lance A. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2014, by and among Wright Medical Group, Inc., WMMS, LLC, OrthoPro, L.L.C. and OP CHA, Inc., as Company Holders’ Agent.†

2.2	Agreement and Plan of Merger, dated as of January 30, 2014, by and among Wright Medical Group, Inc., Winter Solstice LLC, Solana Surgical, LLC, and Alan Taylor, as Members’ Representative. †

99.1	Press Release of Wright Medical Group, Inc. dated January 30, 2014.

†	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the United States Securities and Exchange Commission.